Exhibit 99.1

For Immediate Release
February 28, 2014

PNM Resources Reports 2013 Q4 and Year-End Results
2014 Guidance Affirmed, Conference Call Set for 11 a.m. EST Today

PNM Resources (In millions, except EPS)

	Q4 2013	Q4 2012	YE 2013	YE 2012
GAAP net earnings	$7.6	$9.1	$100.5	$105.5
GAAP EPS	$0.10	$0.11	$1.25	$1.31
Ongoing net earnings	$16.7	$10.5	$113.5	$105.6
Ongoing EPS	$0.21	$0.13	$1.41	$1.31

(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today released the company’s 2013 fourth quarter and year-end earnings results. In addition, management affirmed its 2014 consolidated ongoing earnings guidance range of $1.42 to $1.52 per diluted share.

“2013 was another year of operational and financial success as a result of running our regulated utilities efficiently and keeping the needs of our customers a top priority,” said Pat Vincent-Collawn, PNM Resources’ chairman, president, and CEO. “We delivered continued high levels of reliability in New Mexico and Texas, achieved strong financial results across the company, and successfully managed our New Mexico business in an economy that continues to face challenges. In the year ahead, we will keep our focus on continuing these successes as well as constructively working through the regulatory process, particularly as it relates to the San Juan Generating Station.”

Vincent-Collawn also noted that on January 30, Moody’s raised the credit rating of PNM Resources, PNM and TNMP. “The upgrade is a reflection of Moody’s more favorable view of the financial strength of utilities in general, but it is also an important milestone for the company, as all three entities are now rated investment grade by both Moody’s and Standard and Poor’s,” she added. Moody’s continues to have the company on positive outlook.

SEGMENT REPORTING OF 2013 FOURTH QUARTER & YEAR-END EARNINGS
PNM - a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.
PNM (In millions, except EPS)

	Q4 2013	Q4 2012	YE 2013	YE 2012
GAAP net earnings	$2.5	$5.8	$87.6	$91.0
GAAP EPS	$0.03	$0.07	$1.09	$1.13
Ongoing net earnings	$11.5	$7.3	$93.5	$91.7
Ongoing EPS	$0.14	$0.09	$1.16	$1.14

PNM Resources Reports Q4 Earnings            2-28-14                    p. 2 of 3

•
In the fourth quarter, PNM’s ongoing earnings benefitted primarily from a reduction in power plant outages, cost control, weather and AFUDC. These were offset primarily by a decrease in load and a contribution to the PNM Resources Foundation.

TNMP - an electric transmission and distribution utility in Texas.

TNMP (In millions, except EPS)

	Q4 2013	Q4 2012	YE 2013	YE 2012
GAAP net earnings	$6.9	$6.6	$29.1	$26.7
GAAP EPS	$0.09	$0.08	$0.36	$0.33
Ongoing net earnings	$6.9	$6.5	$29.1	$26.8
Ongoing EPS	$0.09	$0.08	$0.36	$0.33

•
In the fourth quarter, TNMP’s ongoing earnings benefitted from additional revenue from rate relief, continued strong load growth, and weather. These were partially offset by an increase in operations and maintenance expenses and a contribution to the PNM Resources Foundation.

Corporate and Other - a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense related to debt.

Corporate and Other (In millions, except EPS)

	Q4 2013	Q4 2012	YE 2013	YE 2012
GAAP net earnings	($1.8)	($3.4)	($16.2)	($12.2)
GAAP EPS	($0.02)	($0.04)	($0.20)	($0.15)
Ongoing net earnings	($1.7)	($3.4)	($9.1)	($12.9)
Ongoing EPS	($0.02)	($0.04)	($0.11)	($0.16)

•	In the fourth quarter, Corporate and Other’s ongoing earnings benefitted primarily from lower interest expense.
Financial materials are available at http://www.pnmresources.com/investors/results.cfm.
FOURTH QUARTER CONFERENCE CALL: 11 A.M. EASTERN TODAY
PNM Resources will discuss fourth quarter and year-end earnings results during a live conference call and webcast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software. Investors and analysts can participate in the live conference call by dialing (877) 377-7098 or (631) 291-4547 five to 10 minutes prior to the event and referencing “the PNM Resources fourth quarter conference call.”

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PNM Resources Reports Q4 Earnings            2-28-14                        p. 3 of 3

A telephone replay will be available at 2 p.m. Eastern until midnight March 14 by dialing (855) 859-2056 or (404) 537-3406 and using the confirmation code 51363320. Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2013 consolidated operating revenues of $1.4 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,572 megawatts of generation capacity and provides electricity to more than 746,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com

CONTACTS:
Analysts                        Media
Jimmie Blotter                        Pahl Shipley
(505) 241-2227                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources’ (“PNMR”), Public Service Company of New Mexico’s (“PNM”), or Texas-New Mexico Power Company’s (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP earnings, nor their probable impact on GAAP earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance.

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PNM Resources
Schedule 1
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Quarter Ended December 31, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$2,507	$6,920	$(1,780)	$7,647
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	2,411	—	—	2,411
Net change in unrealized impairments of NDT securities	226	—	—	226
Loss on reacquired debt	—	—	57	57
Regulatory disallowance	6,343	—	—	6,343
Total Adjustments	8,980	—	57	9,037
Ongoing Earnings (Loss)	$11,487	$6,920	$(1,723)	$16,684

Year Ended December 31, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$87,627	$29,090	$(16,210)	$100,507
Adjusting items, net of income tax effects
New Mexico corporate income tax rate change	—	—	1,234	1,234
Mark-to-market impact of economic hedges	(1,127)	—	—	(1,127)
Net change in unrealized impairments of NDT securities	(380)	—	—	(380)
Loss on reacquired debt	—	—	1,964	1,964
State tax credit impairment	—	—	3,880	3,880
Regulatory disallowance	7,391	—	—	7,391
Total Adjustments	5,884	—	7,078	12,962
Ongoing Earnings (Loss)	$93,511	$29,090	$(9,132)	$113,469

Income tax effects calculated using tax rates of 35.00% for TNMP and 39.59% for all other segments unless otherwise indicated

PNM Resources
Schedule 2
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Quarter Ended December 31, 2012
GAAP Net Earnings (Loss) Attributable to PNMR:	$5,812	$6,634	$(3,354)	$9,092
Adjusting items, net of income tax effects
Building consolidation	4,180	935	—	5,115
Mark-to-market impact of economic hedges	(2,823)	—	—	(2,823)
Net change in unrealized impairments of NDT securities	135	—	—	135
TNMP 1999/2000 transmission rate settlement	—	(1,036)	—	(1,036)
Total Adjustments	1,492	(101)	—	1,391
Ongoing Earnings (Loss)	$7,304	$6,533	$(3,354)	$10,483

Year Ended December 31, 2012
GAAP Net Earnings (Loss) Attributable to PNMR:	$91,023	$26,747	$(12,223)	$105,547
Adjusting items, net of income tax effects
Building consolidation	4,324	976	—	5,300
Gain on sale of First Choice Power(1)	—	—	(651)	(651)
Mark-to-market impact of economic hedges	(965)	—	—	(965)
Net change in unrealized impairments of NDT securities	(3,128)	—	—	(3,128)
Process improvement initiatives	427	125	—	552
TNMP 1999/2000 transmission rate settlement	—	(1,036)	—	(1,036)
Total Adjustments	658	65	(651)	72
Ongoing Earnings (Loss)	$91,681	$26,812	$(12,874)	$105,619

Income tax effects calculated using tax rates of 35.00% for TNMP and 39.59% for all other segments unless otherwise indicated
(1) Gain on sale of First Choice Power is net of income taxes of $361

PNM Resources
Schedule 3
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Quarter Ended December 31, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.03	$0.09	$(0.02)	$0.10
Adjusting items
Mark-to-market impact of economic hedges	0.03	—	—	0.03
Net change in unrealized impairments of NDT securities	—	—	—	—
Loss on reacquired debt	—	—	—	—
Regulatory disallowance	0.08	—	—	0.08
Total Adjustments	0.11	—	—	0.11
Ongoing Earnings (Loss)	$0.14	$0.09	$(0.02)	$0.21
Average Diluted Shares Outstanding: 80,355,172

Year Ended December 31, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$1.09	$0.36	$(0.20)	$1.25
Adjusting items
New Mexico corporate income tax rate change	—	—	0.02	0.02
Mark-to-market impact of economic hedges	(0.01)	—	—	(0.01)
Net change in unrealized impairments of NDT securities	—	—	—	—
Loss on reacquired debt	—	—	0.02	0.02
State tax credit impairment	—	—	0.05	0.05
Regulatory disallowance	0.09	—	—	0.09
Total Adjustments	0.08	—	0.09	0.16
Ongoing Earnings (Loss)	$1.16	$0.36	$(0.11)	$1.41
Average Diluted Shares Outstanding: 80,430,929

Tables may not appear visually accurate due to rounding.

PNM Resources
Schedule 4
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Quarter Ended December 31, 2012
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.07	$0.08	$(0.04)	$0.11
Adjusting items
Building consolidation	0.05	0.01	—	0.06
Mark-to-market impact of economic hedges	(0.04)	—	—	(0.04)
Net change in unrealized impairments of NDT securities	0.01	—	—	0.01
TNMP 1999/2000 transmission rate settlement	—	(0.01)	—	(0.01)
Total Adjustments	0.02	—	—	0.02
Ongoing Earnings (Loss)	$0.09	$0.08	$(0.04)	$0.13
Average Diluted Shares Outstanding: 80,435,093

Year Ended December 31, 2012
GAAP Net Earnings (Loss) Attributable to PNMR:	$1.13	$0.33	$(0.15)	$1.31
Adjusting items
Building consolidation	0.05	0.01	—	0.06
Gain on sale of First Choice Power	—	—	(0.01)	(0.01)
Mark-to-market impact of economic hedges	(0.01)	—	—	(0.01)
Net change in unrealized impairments of NDT securities	(0.04)	—	—	(0.04)
Process improvement initiatives	0.01	—	—	0.01
TNMP 1999/2000 transmission rate settlement	—	(0.01)	—	(0.01)
Total Adjustments	0.01	—	(0.01)	—
Ongoing Earnings (Loss)	$1.14	$0.33	$(0.16)	$1.31
Average Diluted Shares Outstanding: 80,416,633